Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
UAG UK Holdings Limited:

We consent to the incorporation by reference in the registration statements (Nos. 333-105311, 333-26219, 333-177855, and 333-184734) on Form S-8 and registration statements (No. 333-193394) on Form S-3 of Penske Automotive Group, Inc. of our report dated March 3, 2014, except as to Note 1, which is as of November 18, 2014, with respect to the consolidated balance sheets of UAG UK Holdings Limited as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the related financial statement schedule, and of our report dated March 3, 2014 with respect to the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the Form 8-K of Penske Automotive Group, Inc. dated November 18, 2014. Neither the aforementioned financial statements nor the related financial statement schedule are included or incorporated by reference in such Form 8-K.

/s/ KPMG Audit Plc

Birmingham, United Kingdom
November 18, 2014